FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS ANNOUNCES LEADERSHIP CHANGES

Company initiates CFO & COO succession plan; appoints internal seasoned finance leader as interim CFO

Anthony Casciano assumes expanded role as AMAG’s COO

WALTHAM, Mass., June 11, 2020— AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced that Edward (Ted) Myles, Chief Financial and Chief Operating Officer, is leaving the Company. Brian Piekos, Senior Vice President of Finance, has been appointed interim Chief Financial Officer and will become a member of the company’s Executive Leadership Team. Anthony (Tony) Casciano has been appointed Chief Operating Officer and will add significant operational responsibilities to his role in addition to leading commercial operations. Both appointments are effective immediately.

“Our key priorities are to grow our core business, advance our pipeline and unlock shareholder value,” said Scott Myers, AMAG’s Chief Executive Officer. “AMAG’s succession planning process ensures new leaders can contribute to advance the company. I’m excited to have Brian’s experience, capabilities and deep financial acumen brought to the Executive Team, and the Board of Directors and I have full confidence in his leadership. Broadening Tony’s role to include additional responsibilities will have a positive impact on AMAG’s business and I look forward to partnering with him on refining our business practices and unlocking value. We appreciate the succession plan Ted has put into place and wish him well in his future endeavors.”

Mr. Piekos joined AMAG in 2015 and has held a number of senior management positions with the Company. In his most recent role as Senior Vice President of Finance, Mr. Piekos has provided oversight of AMAG’s financial planning and reporting, tax, treasury and strategic sourcing processes. He has more than 20 years of corporate finance experience including strategic planning, financial reporting and capital market activities. Prior to AMAG, he held positions of increasing responsibility at Cubist Pharmaceuticals. Mr. Piekos began his career in investment banking having served as Vice President at Leerink Partners and as an analyst at Needham & Company.

Mr. Casciano brings more than 20 years of commercial experience within the pharmaceutical industry. He joined AMAG in September 2016 and has since held positions of increasing responsibility with the Company. In his role as Chief Operating Officer, he will continue overseeing commercial activities, as well as technical operations, global supply chain and information technology for the Company. Prior to AMAG, Mr. Casciano spent 16 years career at Sanofi, where he held multiple commercial leadership roles across a range of departments and therapeutic areas.

ABOUT AMAG
AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas. For additional company information, please visit www.amagpharma.com.

Forward Looking Statements
This press release contains forward-looking information about AMAG within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding expectations with respect to the leadership changes and the impact on AMAG’s business, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.
Such risks and uncertainties include, among others, risks and uncertainties related to recent leadership changes, including potential disruption to the business and to management caused by leadership changes and succession efforts, and the potential impact on AMAG’s ability to retain and hire talents, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, its Current Reports on Form 8-K, its Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2020, and in any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.
AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc.

AMAG CONTACTS
Investors & Media:
Rushmie Nofsinger
(781) 530-6838

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